UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2010

AMERICAN LORAIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34449	87-0430320
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation)		identification no.)

Beihuan Road
Junan County
Shandong, China 276600
(Address of Principal Executive Offices)
(Zip Code)

(86) 539-7318818
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2010, American Lorain Corporation (the “Company”) announced that it has appointed David She, 26, as its Chief Financial Officer. Mr. She replaces Ms. Lin Fu, who had been serving as the interim Chief Financial Officer since October 14, 2010.

From 2007 until 2010, Mr. She was employed at China Natural Gas, Inc., a NASDAQ global market company. He initially served as Vice President of Finance and was placed in charge of the Company’s New York office. He was promoted to Assistant Chief Financial Officer in December 2008 and Acting Chief Financial Officer in January, 2010. Prior to joining China Natural Gas, Mr. She served as a securities analyst for West China Securities in Beijing in 2006. He received bachelor’s degrees in mathematics and business administration from Beijing Institute of Technology in 2006 as well as a master’s degree in finance from State University of New York in Buffalo in 2007.

There are no arrangements or understandings between Mr. She and any other person pursuant to which he was selected as the Chief Financial Officer. Mr. She does not have any family relationship with any other director or officer of the Company. Mr. She has not held any directorship positions with a public company in the past five years. The Company is not aware of any transaction involving Mr. She requiring disclosure under Item 404(a) of Regulation S−K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2010

AMERICAN LORAIN CORPORATION

By:	/s/ Si Chen
Name:	Si Chen
Title:	Chief Executive Officer